                                                    EXHIBIT 4 (c)



Alliance Capital [logo]
    Number                                                 Shares


           Alliance Worldwide Privatization Fund, Inc.
                      CLASS C COMMON STOCK
      Incorporated under the Laws of the State of Maryland

ACCOUNT No. ALPHA CODE                      CUSIP 01879X 30 1
                          SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT


is the registered holder of


         FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS C
         COMMON STOCK OF THE PAR VALUE OF $.001 EACH OF
           ALLIANCE WORLDWIDE PRIVATIZATION FUND, INC.
                      - CLASS C COMMON STOCK
transferable on the books of the said Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and By-Laws of the said Corporation and amendments thereto, copies of which are on file in the offices of the Corporation and Transfer Agent, to all of which the holder by the acceptance hereof assents. The Corporation is authorized to issue more than one class of capital stock. The Corporation will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue to any stockholder on request and without charge.

         This certificate is not valid until countersigned by the Transfer Agent.

         IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its proper officers and its facsimile seal to be affixed hereto.

Dated:

[Corporate Seal of Alliance Worldwide Privatization Fund, Inc.,
1994 Maryland]

         /s/ Edmund P. Bergan Jr.   /s/ David H. Dievler
    Secretary                Chairman of the Trustees

Countersigned                                TRANSFER AGENT
BY Alliance Fund Services Inc.    Authorized Signature

R.  Used under license from the owner Alliance Capital Management
L.P.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

              TEN IN COM - as tenants in common
              TEN BY ENT - as tenants by the entities
                  JTWROS - as joint tenants with right of
                           survivorship and not as tenants
                           in common
        UNIF GIFTS TO M A - Uniform Gifts to Minor Act

         Additional abbreviations not shown in the above list may be used.

            *    *    *    *    *    *    *    *    *


FOR VALUE RECEIVED, I, We hereby sell, assign, and transfer unto
________________________________________________________________
shares represented by the within certificate and hereby irrevocably constitute and appoint: ____________________________ attorney to transfer said shares upon the books of said Corporation with full power of substitution in the premises.


Date:

NOTE THE SIGNATURE(S) ON THIS ASSIGNMENT
MUST CORRESPOND EXACTLY WITH THE NAME(S)
AS INDICATED ON THE BACK OF THIS CERTIFICATE.


                                  __________________________
                                  (Signature of Seller)

SIGNATURE(S) GUARANTEED

                                  __________________________
                                  (Signature of Co-Owner)

NOTE SIGNATURE(S) MUST BE GUARANTEED BY
A COMMERCIAL BANK (see a savings bank) OR
BY A MEMBER FIRM OF THE NEW YORK, BOSTON,
PHILADELPHIA, MIDWEST OR PACIFIC STOCK
EXCHANGES.

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